Exhibit Q

POWER OF ATTORNEY

          I, the undersigned, hereby constitute and appoint John Whilesmith and Timothy J. Clemens, each of them singly, my true and lawful attorney with full power to them and each of them to sign for me and in my name, in my capacity as Director, any and all amendments, including post-effective amendments, to the Registration Statement on Form N-1A of ARTIO GLOBAL EQUITY FUND, INC., and to file the same with all exhibits thereto, and other documents in connection therewith, such filing to be made with the Securities and Exchange Commission, granting unto said attorney, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney may lawfully do or cause to be done by virtue hereof.

          WITNESS my hand on the 16th day of December 2010.

Signature	Title

/s/ Antoine Bernheim	Director

Antoine Bernheim

/s/ Thomas Gibbons	Director

Thomas Gibbons

/s/ Cynthia Hostetler	Director

Cynthia Hostetler

/s/ Harvey B. Kaplan	Director

Harvey B. Kaplan

/s/ Robert S. Matthews	Director

Robert S. Matthews

/s/ Robert J. McGuire	Director

Robert J. McGuire

/s/ Glen Wisher	Director

Glen Wisher

/s/ Peter Wolfram	Director

Peter Wolfram